EXHIBIT 5.1
[Letterhead of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered]
August 13, 2009
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, FL 34994

Re:	Registration Statement on Form S-1 filed by Seacoast Banking Corporation of Florida
Ladies and Gentlemen:
     We have acted as special Florida counsel for Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the Registration Statement (No. 333-160133) on Form S-1 (as amended, the “Original Registration Statement”) filed with the Securities and Exchange Commission on August 3, 2009, relating to the registration of 32,775,000 shares (the “Original Shares”) of the Company’s common stock, par value $0.10 per share (“Common Stock”). We have also acted as special Florida counsel to the Company in connection with the Registration Statement on Form S-1 being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “462(b) Registration Statement”) relating to the offer and sale of 900,000 shares of the Company’s Common Stock (“462(b) Shares”). The Original Registration Statement and the 462(b) Registration Statement, as amended or supplemented, are referred to hereinafter as the “Registration Statement” and the Original Shares and the 462(b) Shares are referred to hereinafter as the “Shares.”
     For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:
(a)	A Certificate of Good Standing for the Company, dated August 13, 2009, obtained from the Secretary of State of the State of Florida (the “Secretary of State”);

(b)	The Company’s Amended and Restated Articles of Incorporation, as filed in the office of the Secretary of State on May 31, 2006 (“Articles of Incorporation”);

(c)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on December 19, 2008;

(d)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on June 19, 2009;

Seacoast Banking Corporation of Florida
August 13, 2009

(e)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on July 17, 2009;

(f)	The Company’s Amended and Restated By-Laws of the Company (“By-Laws”); and

(g)	Resolutions adopted by the Company’s Board of Directors on June 16, 2009 to approve the filing of the Registration Statement on form S-1 and other matters in connection with the registration.
     The opinions set forth below are subject to the following limitations, qualifications and assumptions:
     We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed, reproduced or electronic copies. As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied on oral or written statements and representations of officers and other representatives of the Company and others, including, but not limited to, the representations and warranties of the Company in the Registration Statement referenced above. We have not independently verified such matters. Our opinion regarding the Shares that they are fully paid and nonassessable is based solely on the assumption of receipt of the full consideration required for the issuance of the Shares. We assume that all action required to register and qualify the securities for sale under all applicable state securities laws will be accomplished prior to the offer and sale of the Shares.
     Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.
     The opinions expressed herein are limited solely to (i) the federal laws of the United States of America and (ii) the laws of the State of Florida, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as special counsel for the Company under the caption “Experts” in the prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     This letter is furnished solely with respect to the Registration Statement and is not to be used for any other purpose.

Very truly yours,
/s/ Lawrence E. Crary, III
Lawrence E. Crary, III
Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered